Exhibit 99.1

For Immediate Release

Contact:

Matthew Shepherd

678-942-2683

mshepherd@netbank.com

NetBank, Inc. Reports First Quarter Results

Difficult Non-Conforming Mortgage Environment Leads to $.04 Loss per Share;
 Other Lines of Business Show Continued Strength

ATLANTA (May 4, 2005) — NetBank, Inc. (Nasdaq: NTBK), a diversified financial services provider and parent company of NetBank® (www.netbank.com), today reported financial results for the first quarter of 2005. The company recorded a net loss of $2.0 million or $.04 per share, compared with net income of $9.4 million or $.20 per share during the same period a year ago.

On a sequential quarter basis, key trends include:

•                  Net interest margin expansion. The bank’s net interest margin, after provision, widened to 188 basis points (bps) from a normalized net interest margin of 182 bps. (Actual fourth quarter results included a provision expense of $29 million related to the company’s Commercial Money Center (CMC) lease receivable. Inclusive of this charge, the net interest margin was -80 bps.)

•                  Record business finance profitability. Pre-tax profitability from the company’s business finance operation grew by 13% to $3.6 million.

•                  Seasonally low mortgage production and sales. Conforming production and sales totaled $2.1 billion and $2.1 billion respectively, representing declines of 8.6% and 14.7%. Non-conforming production and sales were $630 million and $702 million respectively, representing declines of 18.4% and 6.6%.

•                  Significant conforming margin improvement. The conforming pre-tax income margin improved to breakeven from -29 bps.

•                  Significant non-conforming margin pressure. The non-conforming pre-tax income margin fell to -92 bps from 6 bps.

As previously reported, the company’s board of directors approved a dividend of $.02 per share. The dividend is payable to shareholders of record on May 15, and it will be disbursed on June 15.

During the quarter, the company bought 423,726 shares of its stock at an average price of $9.29 per share. The board recently authorized management to purchase up to one million additional shares. Along with shares remaining under the previous authorization, management now has approval to repurchase up to 1,240,238 shares.

Management Commentary

“The current period loss is largely centered in our non-conforming mortgage operation,” said Douglas K. Freeman, Chairman and Chief Executive Officer. “As we communicated in our monthly statistical reports, the non-conforming channel came under extreme pressure during the quarter. More aggressive pricing industry-wide and higher-than-normal provision expenses pushed results well below the level our other developing lines of business can offset today. We consider the prevailing non-conforming business conditions atypical. We are fully committed to the non-conforming operation and believe in its ability to contribute significant profitability to our bottom line in normal conditions.

“Our other lines of business reported solid results,” Freeman continued. “Our conforming mortgage operation showed marked improvement from last quarter’s low. The channel neared breakeven performance, and we currently believe its earnings trend will gain momentum over the course of the year. Our banking segment continues to show impressive growth. We have been able to widen the bank’s net interest margin through the steady retention of high-quality, internally originated assets.

“Our strategy to diversify the company’s income is working. Many of our start-up and emerging lines of business provided meaningful offset this period. Their impact and ability to contribute stable earnings should grow more pronounced with each passing quarter.”

Banking Segment Performance

Table 1 below details results in the company’s banking segment. The segment reported pre-tax income of $6.2 million before net servicing results. This compares to pre-tax income of $5.4 million in the previous quarter, exclusive of the $29.0 million provision expense against the company’s CMC lease receivable. The improvement was driven by expansion of the net interest margin to 188 bps from a normalized margin of 182 bps earlier.

The segment also recorded a net servicing loss of $3.6 million this quarter, compared with income of $957,000 a quarter ago. Last quarter’s results included the recovery of previous impairment expenses. The current period loss is due primarily to the impact of stubbornly high prepayment speeds on amortization expenses and a lack of significant leverage over operating costs. Management believes net servicing results will moderate over time as prepayment activity slows and the company builds scale in the portfolio. As part of its strategy to grow the servicing asset, management acquired a portfolio of $2.5 billion in conventional, fixed-rate servicing rights on March 31. At quarter-end, the core servicing portfolio stood at $15.0 billion, versus $12.9 billion a quarter earlier.

Table 1

RETAIL BANKING SEGMENT

($ in 000s, Unaudited)

	2005	2004
	1st Qtr	4th Qtr	Change
Net interest income	$22,542	$21,938	$604
Provision for credit losses	2,336	30,807	(28,471)
Net interest income after provision	20,206	(8,869)	29,075
Gains on sales of loans	501	88	413
Fees, charges and other income	3,327	3,256	71
Total revenues	24,034	(5,525)	29,559
Total expenses	17,845	18,044	(199)
Pre-tax income (loss) before net servicing results	6,189	(23,569)	29,758
Net servicing results	(3,572)	957	(4,529)
Pre-tax income (loss)	$2,617	$(22,612)	$25,229

Average earning assets	$4,305,234	$4,417,153	$(111,919)
Average UPB underlying MSRs	$13,175,247	$12,766,699	$408,548

Operations to earning assets
Net interest income after provision	1.88%	(0.80% )	2.68%
Gain on sale, fees, charges and other income	0.36%	0.30%	0.06%
Banking revenues	2.24%	(0.50% )	2.74%
Total expenses	1.66%	1.63%	0.03%
Pre-tax income (loss) before net servicing results	0.58%	(2.13% )	2.71%

Net servicing results to UPB underlying MSRs	(0.11% )	0.03%	(0.14% )

On a sequential quarter basis, other key banking segment comparisons include:

•                  Total deposits decreased by 2% to $2.6 billion. The decline was comprised mainly of single-service certificate of deposit relationships.

•                  The business finance operation’s production was off by 2% to $45.9 million. As mentioned above, the operation posted record profitability this quarter due to its continued strong production levels and tight control over expenses.

•                  The auto lending business saw an 11% increase in production to $87.4 million. However, profitability within this channel was adversely impacted by additional provision and operating expenses.

Financial Intermediary Segment Performance

Table 2 below details results in the company’s financial intermediary segment. The segment reported a pre-tax loss of $5.5 million, compared with a similar loss in the previous quarter. The pre-tax margin was -20 bps, compared with -19 bps last quarter. On the surface, results for this channel appear little changed. However, the current period loss was centered primarily in the non-conforming channel, not the conforming channel. Based on significant pricing pressures and heightened provision expense, the non-conforming margin fell to -92 bps from 6 bps a quarter ago.

Table 2

FINANCIAL INTERMEDIARY

($ in 000s, Unaudited)

	2005	2004
	1st Qtr	4th Qtr	Change
Net interest income	$8,185	$10,970	$(2,785)
Gain on sales of loans	22,885	20,733	2,152
Other income	887	441	446
Net Beacon Credit Services results	(663)	30	(693)
Net MG Reinsurance results	864	702	162
Total revenues	32,158	32,876	(718)
Salary and employee benefits	22,534	21,480	1,054
Occupancy & Depreciation expense	7,056	7,257	(201)
Other expenses	8,046	9,606	(1,560)
Total expenses	37,636	38,343	(707)
Pre-tax loss	$(5,478)	$(5,467)	$(11)

Production	$2,776,609	$3,121,865	$(345,256)
Sales (includes intercompany sales)	$2,760,463	$3,163,874	$(403,411)

Total revenues to sales	1.16%	1.04%	0.12%
Total expenses to production	1.36%	1.23%	0.13%
Pre-tax margin	(0.20% )	(0.19% )	(0.01% )

On a sequential quarter basis, other key financial intermediary segment comparisons include:

•                  Seasonal weakness affected both conforming and non-conforming loan activity. Conforming production decreased by 8.6% to $2.1 billion, while sales were down 14.7% to $2.1 billion. Non-conforming production declined by 18.4% to $630 million, while sales eased by 6.6% to $702 million.

•                  The conforming pre-tax margin improved to breakeven from -29 bps.

Transaction Processing Segment Performance

Table 3 below details results in the company’s transaction processing segment. The segment reported pre-tax income of $1.0 million, compared with income of $1.6 million in the previous quarter. Revenues remained consistent. The decline in profitability was centered in the expense line. Last quarter the servicing factory benefited from a recovery of previous charge-offs that went against expenses. This quarter the servicing factory’s expenses returned to a more normal level.

Table 3

TRANSACTION PROCESSING

($ in 000s, Unaudited)

	2005	2004
	1st Qtr	4th Qtr	Change
Total revenue	$6,742	$6,780	$(38)
Total expenses	5,728	5,220	508
Pre-tax income	$1,014	$1,560	$(546)

On a sequential quarter basis, other key transaction processing segment comparisons include:

•                  The number of ATM transactions processed by our ATM and merchant processing business increased by 1% to 6.3 million. The value of items cleared through our point-of-sale terminals grew by 2% to $66.7 million.

•                  The company acquired a portfolio of conventional, fixed-rate mortgage servicing rights at quarter-end. Servicing for the more than 14,000 loans in the portfolio should be transferred to the company’s servicing operation in July.

Trust Preferred Securities

During the quarter, the company completed a private offering of $20.6 million in trust preferred securities. The securities were issued through a newly formed trust, NBI Trust IV, and placed in a pooled transaction. They carry a variable rate and were initially priced at LIBOR plus a spread. The securities mature in 30 years and cannot be redeemed by NBI Trust IV for a minimum of five years.

The securities have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States under the Securities Act of 1933, as amended, absent registration or an applicable exemption from the registration requirements.

Next Quarter Earnings Outlook

Current analyst estimates for the company’s second quarter results range from $.02 to $.08. Management considers the range reasonable at this time. Mortgage profitability is likely to improve if non-conforming pricing pressures ease from first quarter levels. However, the return of more aggressive pricing and the potential for negative net servicing results represent downside risks.

Supplemental Financial Data

Management has updated the quarterly financial data available on its Web site. This data provides further detail on the performance of the company’s different business channels over the past five quarters. It is intended to supplement the information in this announcement and give interested parties a better understanding of the company’s operations and financial trends.

Interested parties can find this quarterly supplement on the company’s Web site at www.netbankinc.com. The material is accessible through the link titled “Financial Data” under “Investor Relations.”

Within this same area, the company posts a monthly statistical report, which is intended to give individuals a means of tracking the company’s performance during a quarter. The monthly report is published directly to the Web site around the 20th of each month.

Conference Call Information

Management has scheduled a conference call to discuss the quarterly results with financial analysts, media and other interested parties. The call will be held today at 10 a.m. EDT.

Call Title:	NetBank, Inc. Earnings Announcement
Call Leader:	Douglas K. Freeman
Passcode:	NetBank
Toll-Free:	888-982-4613
International:	+1-212-287-1615
One-Week Replay:	866-463-4176

The company will audiocast the call on the NetBank, Inc. Web site within the “Investor Relations” area. Individuals who cannot participate in the live call may e-mail their questions to mshepherd@netbank.com. Questions must be received before 8:30 a.m. EDT for inclusion in the discussion.

About NetBank, Inc.

NetBank, Inc. (Nasdaq: NTBK) operates with a revolutionary business model through a diverse group of complementary financial services businesses that leverage technology for more efficient and cost-effective delivery of services. Its primary areas of operation include personal and small business banking, retail and wholesale mortgage lending, and transaction processing. For more information, please visit www.netbankinc.com.

###

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Information in this press release about
1) the expansion of net interest margin within the banking segment; 2) increasing profitability within the business finance operation; 3) the payment of quarterly dividends; 4) the repurchase of shares of the company’s outstanding stock; 5) achievement of a balanced business model with a more stable earnings profile; 6) the company’s intention to remain in the non-conforming mortgage business; 7) further improvement in conforming mortgage profitability; and 8) mitigation of net servicing losses through a larger portfolio of servicing rights are “forward-looking statements” involving risks and uncertainties that could cause actual results to differ materially. Potential risks include but are not limited to 1) higher than expected interest or provision expenses;
2) unforeseen economic or operating conditions that adversely affect business finance profitability; 3) a decision by the board to discontinue the payment of quarterly dividends; 4) a decision by management or the board to discontinue share repurchases;
5) failure to achieve key goals or objectives in the execution of the company’s business plan; 6) a decision by management to exit the non-conforming mortgage business; 7) unforeseen economic or operating conditions that adversely affect conforming mortgage profitability; and 8) unforeseen economic or operating  conditions that adversely affect servicing asset results. The company has no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties facing NetBank, Inc., see “Risk Factors” in the company’s SEC filings.

NetBank, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31,

(Unaudited and in 000’s except per share data)

	2005					2004
	Retail	Financial	Transaction	Other /	Consolidated	Consolidated
	Banking	Intermediary	Processing	Eliminations	NetBank, Inc.	NetBank, Inc.

Interest income:
Loans and leases	$26,727	$20,986	$10	$130	$47,853	$48,039
Investment securities	8,787	1	—	—	8,788	3,966
Short-term investments	309	70	—	—	379	180
Inter-segment	13,066	2,278	7	(15,351)	—	—
Total interest income	48,889	23,335	17	(15,221)	57,020	52,185

Interest expense:
Deposits	13,216	—	—	—	13,216	11,818
Other borrowed funds	11,224	1,480	20	303	13,027	8,618
Inter-segment	1,974	13,606	—	(15,580)	—	—
Total interest expense	26,414	15,086	20	(15,277)	26,243	20,436
Net interest income	22,475	8,249	(3)	56	30,777	31,749
Provision for credit losses	2,336	15	—	—	2,351	1,847
Net interest income after provision for credit losses	20,139	8,234	(3)	56	28,426	29,902

Non-interest income:
Service charges and fees	12,606	736	3,671	—	17,013	17,032
Gain on sales of loans and MSRs	501	23,717	—	602	24,820	32,314
Other income	5,228	1,022	1,149	(179)	7,220	4,176
Gain on sales of investment securities	2,477	—	—	—	2,477	3,169
Loss on derivatives	(7,121)	—	—	—	(7,121)	—
Inter-segment servicing/processing fees	—	—	3,456	(3,456)	—	—
Total non-interest income	13,691	25,475	8,276	(3,033)	44,409	56,691

Non-interest expense:
Salaries and benefits	5,249	23,287	2,424	763	31,723	30,927
Customer service	2,670	—	449	5	3,124	2,913
Marketing costs	1,141	1,607	47	60	2,855	2,259
Data processing	2,653	1,156	558	8	4,375	4,491
Depreciation and amortization	2,065	2,520	906	112	5,603	4,783
Impairment and amortization of MSRs	9,849	99	—	—	9,948	10,246
Office expenses	521	1,596	618	85	2,820	2,680
Occupancy	888	4,582	390	41	5,901	5,134
Travel and entertainment	142	913	146	49	1,250	1,176
Professional fees	891	2,069	416	614	3,990	2,910
Prepaid lost interest from curtailments	1,010	14	—	—	1,024	1,372
Other	1,568	454	1,305	22	3,349	2,670
Inter-segment servicing/processing fees	2,566	890	—	(3,456)	—	—
Total non-interest expense	31,213	39,187	7,259	(1,697)	75,962	71,561
Income (loss) before income taxes	2,617	(5,478)	1,014	(1,280)	(3,127)	15,032
Income tax (expense) benefit	(919)	1,923	(356)	450	1,098	(5,638)
Net income (loss)	$1,698	$(3,555)	$658	$(830)	$(2,029)	$9,394

Net income (loss) per common and potential common shares outstanding:
Basic					$(0.04)	$0.20
Diluted					$(0.04)	$0.20

Weighted average common and potential common shares outstanding:
Basic					46,366	47,250
Diluted					46,366	47,968

NetBank, Inc.

Condensed Consolidated Balance Sheet

As of March 31,

(Unaudited and in 000’s except per share data)

	2005					2004

	Retail	Financial	Transaction	Other/
	Banking	Intermediary	Processing	Eliminations	NetBank, Inc.	NetBank, Inc.
Assets
Cash and cash equivalents:
Cash and due from banks	$113,347	$32,472	$(203)	$(683)	$144,933	$160,919
Federal funds sold	18,003	4,120	1,572	—	23,695	27,664
Total cash and cash equivalents	131,350	36,592	1,369	(683)	168,628	188,583
Investment securities available for sale, at fair value	741,104	4	—	—	741,108	301,960
Stock of Federal Home Loan Bank of Atlanta-at cost	71,054	—	—	—	71,054	56,711
Loans held for sale	4,763	1,115,111	—	(18)	1,119,856	1,374,553
Loan and lease receivables-net of allowance for losses	2,124,596	3,239	—	(4,837)	2,122,998	2,038,582
Mortgage servicing rights	209,006	1,247	—	—	210,253	156,624
Accrued interest receivable	9,214	3,045	—	—	12,259	10,767
Furniture, equipment and capitalized software	13,195	31,472	2,242	2,206	49,115	53,315
Goodwill and other intangibles	1,765	49,218	29,269	265	80,517	65,330
Due from servicers and investors	21,026	1,657	—	—	22,683	32,125
Inter-segment receivables	980,948	132	1,014	(982,094)	—	—
Unsettled trades	75,000	—	—	—	75,000	13,740
Other assets	24,456	52,002	4,239	847	81,544	79,662
Total assets	$4,407,477	$1,293,719	$38,133	$(984,314)	$4,755,015	$4,371,952

Liabilities
Deposits	$2,592,358	$—	$—	$(870)	$2,591,488	$2,644,171
Other borrowed funds	1,436,073	70,765	20	—	1,506,858	1,071,648
Inter-segment payables	263,052	750,469	1,267	(1,014,788)	—	—
Subordinated debt	—	—	—	32,477	32,477	11,857
Accrued interest payable	9,004	652	—	197	9,853	9,404
Loans in process	—	47,937	—	—	47,937	53,880
Representations and warranties	—	22,031	—	—	22,031	18,465
Accounts payable and accrued liabilities	23,911	113,669	4,240	(228)	141,592	128,940
Total liabilities	4,324,398	1,005,523	5,527	(983,212)	4,352,236	3,938,365

Minority interests in affiliates	—	519	—	—	519	—

Shareholders’ equity
Preferred stock, no par (10,000 shares authorized, none outstanding)	—	—	—	—	—	—
Common stock, $.01 par (100,000 shares authorized, 52,820 and 52,820 shares issued, respectively)	—	—	—	528	528	528
Additional paid-in capital	—	—	—	432,132	432,132	431,920
Retained earnings	—	—	—	40,553	40,553	52,555
Accumulated other comprehensive income (loss), net of tax	—	—	—	(6,738)	(6,738)	4,992
Treasury stock, at cost (6,583 and 5,831 shares, respectively)	—	—	—	(64,020)	(64,020)	(56,056)
Unearned compensation	—	—	—	(195)	(195)	(352)
Allocated equity	83,079	287,677	32,606	(403,362)	—	—
Total shareholders’ equity	83,079	287,677	32,606	(1,102)	402,260	433,587

Total liabilities, minority interests and shareholders’ equity	$4,407,477	$1,293,719	$38,133	$(984,314)	$4,755,015	$4,371,952

NetBank, Inc. Consolidated

Selected Financial and Operating Data

(Unaudited and in 000’s except per share data)

	Quarter Ended
	March 31,	December 31,	March 31,
	2005	2004	2004
Consolidated:

Net income (loss)	$(2,029)	$(17,656)	$9,394
Total assets	$4,755,015	$4,622,181	$4,371,952
Total equity	$402,260	$414,027	$433,587
Shares outstanding	46,237	46,528	46,990
Return on average equity	-1.99%	-16.59%	8.70%
Return on average assets	-0.17%	-1.48%	0.84%
Book value per share	$8.70	$8.90	$9.23
Tangible book value per share	$6.96	$7.20	$7.84

NetBank, FSB:

Deposits	$2,592,680	$2,642,288	$2,644,608
Customers	270,898	270,427	274,018

Estimated Capital Ratios:
Tier 1 (core) capital ratio	6.42%	6.73%	6.63%
Total risk-based capital ratio	10.93%	11.30%	12.23%

Asset quality numbers:
CMC lease portfolio	$31,294	$31,527	$77,835
Non-performing loan and lease receivables	5,789	5,518	3,583
Total non-performing loan and lease receivables	37,083	37,045	81,418
Non-performing loans held for sale (1)	36,443	36,253	21,680
Total non-performing loans and leases	73,526	73,298	103,098
Other real estate owned (2)	6,330	5,799	3,839
Total non-performing assets	$79,856	$79,097	$106,937

Allowance for credit losses (ALLL)	$25,075	$24,461	$44,591
Net (charge-offs) of loan and lease receivables	$(1,738)	$(51,639)	$(945)

Asset quality ratios:
Total non-performing assets / average assets	1.72%	1.66%	2.38%
ALLL / total non-performing loan and lease receivables	67.62%	66.03%	54.77%
Net annualized charge-offs / total assets	0.15%	4.47%	0.09%

Mortgage Banking:

Production Activity:
Retail	$637,522	$613,313	$563,165
Correspondent	859,109	1,075,388	1,271,034
Wholesale	608,546	627,019	847,762
RMS	41,249	33,694	48,877
Total Agency-eligible	2,146,426	2,349,414	2,730,838
Non-conforming	630,183	772,451	527,928
Total	$2,776,609	$3,121,865	$3,258,766

Sales Activity:
Third-party sales	$2,722,062	$3,106,956	$3,478,133
Sales to the retail bank	38,401	56,918	293,370
Total sales	$2,760,463	$3,163,874	$3,771,503

Pipeline:
Locked mortgage loan pipeline	$917,450	$754,876	$1,678,698
Mortgage application pipeline	3,169,196	2,709,891	4,067,125
Total pipeline	$4,086,646	$3,464,767	$5,745,823

UPB of loans serviced:	$18,698,781	$16,706,702	$17,581,242

(1) Held for sale assets are carried at the lower of cost or market (LOCOM). LOCOM adjustments, under GAAP, are direct reductions of the assets’ carrying values and are not considered allowances.

(2) Other real estate owned is carried at net realizable value.